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                    FIRST AMENDMENT TO ASSIGNMENT AGREEMENT


     This FIRST AMENDMENT TO ASSIGNMENT AGREEMENT (this "First Amendment"), effective as of December 15, 1996 ("Effective Date"), is by and between THE DOW CHEMICAL COMPANY ("Dow"), a Delaware corporation with its principal offices at 2030 Dow Center, Midland, Michigan 48674, and DESTEC ENERGY, INC. ("Destec") a Delaware corporation with its principal offices at 2500 CityWest Boulevard, Suite 150, Houston, Texas 77042.

                                RECITALS:

     A. Dow and Destec entered into the Assignment Agreement effective as of March 1, 1990 (the "Agreement"), which assigns from Dow to Destec certain patents and technology pertaining to gasification of carbonaceous materials and to lignite; and

     B.   Dow and Destec desire to amend certain provisions of the Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this First Amendment, the receipt and sufficiency of which are mutually acknowledged, the parties agree as follows:

1. Paragraph 3.1 of the Agreement is hereby deleted in its entirety and replaced by the following text:

     3.1 In consideration of the assignment contained in Paragraph 2.1 of this Agreement, Destec hereby grants to Dow and to entities and partnerships at least 49% owned by Dow (such entities and partnerships being collectively termed "Subsidiaries") a non-exclusive, royalty-free, worldwide license to practice the technology contained in the Know How, Patent Disclosures and Patent Properties for internal use by Dow or its Subsidiaries in their own facilities. This non-exclusive, royalty-free, worldwide license includes any improvements made in the technology by Destec or to which Destec has the right to sublicense between the Effective Date and the later of (i) December 31, 1997, or (ii) during any extension beyond December 31, 1997 of the term of the Research & Development Agreement between Dow and Destec effective as of March 1, 1990, under which Dow provides to Destec certain research and development services with respect to the intellectual property assigned under the Agreement.

2. Paragraph 3.2 of the Agreement is hereby deleted in its entirety and shall have no further force or effect after the Effective Date of this First Amendment.

3. Article IV of the Agreement is hereby deleted in its entirety and shall have no further force or effect after the Effective Date of this First Amendment.

4. Article V of the Agreement is hereby deleted in its entirety and shall have no further force or effect after the Effective Date of this First Amendment.

5. Paragraph 6.4 of the Agreement is hereby amended by changing the address for notice to Dow to:

          The Dow Chemical Company
          Patent Department, 1790 Building
          Attn.: Patent General Counsel
          Midland, MI  48674

6. Exhibits A, B and C of the Agreement are hereby deleted in their entirety and replaced with Exhibits A, B and C attached to this First Amendment.

7. Except as amended by this First Amendment, the Agreement remains in full force and effect.

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     This First Amendment has been executed by authorized representatives of the parties.

                                 THE DOW CHEMICAL COMPANY

                                 By:  /s/ B. G. Taylorson
                                     --------------------------
                                 Name:   B. G. Taylorson
                                 Title:  Corporate Director,
                                         Mergers & Acquisitions


                                 DESTEC ENERGY, INC.

                                 By:  /s/ Enrique M. Larroucau
                                     --------------------------
                                 Name:   Enrique M. Larroucau
                                 Title:  Senior Vice President,
                                         Chief Financial Officer
                                         and Treasurer